Exhibit 99.1

DYADIC ANNOUNCES TECHNOLOGY TRANSFER AND LICENSING AGREEMENT WITH SOUTH AFRICA’S RUBIC CONSORTIUM AIMING TO DEVELOP AND COMMERCIALIZE VACCINES FOR DISTRIBUTION THROUGHOUT THE AFRICAN CONTINENT

POTENTIAL FOR AFFORDABLE COVID-19 IMMUNIZATION COVERAGE IN UNDERSERVED AFRICAN COUNTRIES

●	Arrangement includes C1 COVID-19 vaccine technology transfer and licensing agreement
●	Provides potential funding pathway for a C1 manufactured COVID-19 vaccine to progress through Phase II and Phase III clinical trials
●	Establishes co-development basis for researching, developing and manufacturing multiple other C1 produced vaccines in addition to DYAI-100
●	Intends to reduce African dependence on foreign vaccine suppliers
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Combined with previous C1 COVID-19 vaccine collaborations in India and South Korea (including Southeast Asia), this agreement further supports the potential for C1 produced COVID-19 immunization coverage to more than 40% of the world’s population

JUPITER, FL / July 27, 2021 Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on further improving, applying and deploying its proprietary C1-cell protein production platform to accelerate development, lower production costs and improve access to biologic vaccines and drugs at flexible commercial scales, today announced it signed a COVID-19 vaccine technology transfer and licensing agreement (the “Rubic Agreement”) with the Rubic Consortium (Pty) Ltd. (“Rubic”), a South African-based company whose mission is to develop a South African-based solution for the discovery, development, evaluation and manufacture of high-quality, cost-effective vaccines for distribution primarily to the African markets.

Rubic was founded by a consortium of public health, medical, academia, vaccine technology, technology transfer and economic sector experts interested in addressing the region’s specific challenges related to vaccine availability and affordability. Overseeing the implementation of the technologies introduced or developed is a team of leading academics directed by the University of Witwatersrand, Johannesburg (Wits) academic team, with the support of Wits Health Consortium (WHC), a wholly owned company of Wits.

Rubic’s strategic vision includes:

●	Establishing a vaccine research hub and center for higher learning and R&D facilities.
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Establishing a vaccine manufacturing unit with the infrastructure, processing operations and capabilities for the manufacture and distribution of high-quality vaccines throughout the African continent.

As noted in March 2021 by the World Health Organization, “there are currently fewer than 10 African manufacturers with vaccine production capacity based in 5 countries with no immediate readiness to repurpose facilities for large scale production in the event of an emergency.” “The need to quickly acquire and commercialize technology and manufacturing capabilities, which addresses the infrastructure necessary to deploy vaccinations for broad populations affordably and timeously has never been a more strategic imperative of African nations than today,” said Shabir Madhi, professor of vaccinology, Dean Faculty of Health Sciences at the University of the Witwatersrand, Johannesburg, who is leading COVID-19 vaccine trials in South Africa. Professor Madhi continued, “We expect that the high yields and low costs of the C1 cell line have the potential to provide affordable solutions for multiple diseases that African countries are likely to benefit from.”

Michael Tarnok Chairman of the Board stated, “Global health professionals have long known of the varying levels of health services available around the world. However, the COVID-19 global pandemic has specifically highlighted the inequities in vaccination rates. We believe that the efficiency and flexibility of the C1 expression system can reduce the cost and increase worldwide access to vaccines and biologic medicines and contribute to improving global health equity. With anticipated clinical successes, together with our collaborators, we expect our C1 manufacturing platform will be positioned to provide affordable COVID-19 immunization to more than 40% of the global population, including significant areas that have been historically underserved. In addition, this collaboration will also prepare Africa for potential new pandemics and help to address multiple other existing disease states. Further, Dyadic is currently in discussions with other countries that may further expand the Company’s global coverage.”

Some of the highlights of the Rubic Agreement are as follows:

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Rubic will be licensed to utilize the C1 Platform for the research, development, regulatory approval, manufacture, launch, marketing, and commercialization of a COVID-19 vaccine(s) that may be manufactured in South Africa and sold in multiple countries on the African continent.

●	Rubic will be responsible for presenting the proposed design and funding of a Phase II and III clinical trial within a specified timeframe of the executed technology transfer and licensing agreement.
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Rubic, subject to certain terms and conditions, may utilize the C1 platform to conduct research and development, conduct pre-clinical studies and clinical studies and commercialize COVID-19 and other vaccines.

●	Rubic will initiate a detailed review of locations in South Africa suitable for use as a cGMP Source for CoV-2 bulk materials at a facility owned or controlled by Rubic.
●	Dyadic will facilitate technology transfer of the C1 Platform to Rubic through the completion of clinical trials.
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Other than as provided by the Rubic Agreement, Dyadic will have the exclusive license and right to make, have made, use, sell, offer to sell, market, and commercialize any COVID-19 commercial product arising from joint development with Rubic.

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The agreement provides Rubic with the ability to conduct research and development activities with multiple other C1 produced vaccines in addition to DYAI-100. Dyadic will maintain and own all background and foreground intellectual property rights relating to the C1 platform, derived from any and all research and development as a result of the project.

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Dyadic will provide certain technical tools and assistance to Rubic, in addition to providing certain genetically modified and engineered C1-cells for the discovery, development and manufacturing of novel SARS-CoV-2 RBD variant of concern antigens, potentially leading to a therapeutic and/or prophylactic COVID-19 vaccine(s) which address SARS-CoV-2 variants of concern.

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If Dyadic’s COVID-19 (i.e., DYAI-100) Phase I vaccine clinical trial is successfully completed, starting with Phase II, all costs for the development, regulatory approval, manufacturing, launch and/or commercialization of a COVID-19 commercial product in the Territory as defined in the Rubic Agreement will be borne by Rubic.

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Rubic and its authorized sublicensees will pay to Dyadic a licensing fee equal to (i) a percentage of the sales of the applicable COVID-19 commercial product(s) or a per vaccine fee per dose (as defined in the agreement).

About The Rubic Consortium

The Rubic Consortium is made up of promoters of the project representing public health, medical, academia, vaccine technology, technology transfer and economics sectors. Development and the implementation of vaccine technologies will be overseen by leading academics directed by the University of Witwatersrand, Johannesburg (Wits) academic team, with the support of Wits Health Consortium (WHC), a wholly owned company of Wits.  The Consortium collectively has a long track record in the fields of vaccinology, public health medicine, clinical trials, research, technology transfer, project management and health economics. This entity will coordinate the project, ensuring a synergistic outcome between the components of drug discovery/research and manufacture. It will also drive the strategic and operational direction. This will be accomplished by engaging with stakeholders and public health experts and academics to ensure that the company moves forward in a sustainable, Afro-centric manner, rooted in public good.

Please visit Rubic's website at http://www.rubicconsortium.co.za/ for additional information.

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company that is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila), named C1. The C1 microorganism, which enables the development and large-scale manufacture of low-cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs, such as virus like particles (VLPs) and antigens, monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Certain other research activities are ongoing, which include the exploration of using C1 to develop and produce certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. As the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs, and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers, and improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at http://www.dyadic.com for additional information, including details regarding Dyadic's plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are forward-looking. Examples of forward-looking statements include, but are not limited to, statements regarding Dyadic's expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “aim,” “anticipate,” “believe,” “will,” “project,” “may,” “might,” “potential,” “pursue,” or “continue” and other similar terms or variations of them or similar terminology. However, not all forward-looking statements contain these words. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to implement and successfully carry out Dyadic’s and third parties’ research and development efforts; (4) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (5) other factors described in the Company's most recent filings with the SEC. Given these risks and uncertainties, you should not place undue reliance on any forward-looking statements. The forward-looking statements contained in this press release are made only as of the date hereof, and Dyadic does not intend, and except as required by law assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled "Risk Factors" in Dyadic's annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in Dyadic's periodic filings with the SEC, which are accessible on the SEC's website and at http://www.dyadic.com.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: prawson@dyadic.com

Rubic Consortium (Pty) Ltd.

Dr. Julian Naidoo

Director

Email: jnaidoo@witshealth.co.za; julian@rubic.co.za